Exhibit 99.1
John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com
Chi Hea Cho
Salesforce
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2015 Fourth Quarter and Full Year Results
Surpasses $5 Billion in Annual Revenue Faster Than Any Other Enterprise Software Company

•	Quarterly Revenue of $1.44 Billion, up 26% Year-Over-Year

•	Full Year Revenue of $5.37 Billion, up 32% Year-Over-Year

•	Deferred Revenue of $3.32 Billion, up 32% Year-Over-Year

•	Unbilled Deferred Revenue of Approximately $5.7 Billion, up 27% Year-Over-Year

•	Full Year Operating Cash Flow of $1.17 Billion, up 34% Year-Over-Year

•	Initiates First Quarter Revenue Guide of $1.485 - $1.505 Billion

•	Raises FY16 Revenue Guidance Range to $6.475 Billion to $6.520 Billion

SAN FRANCISCO, Calif. - February 25, 2015 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2015.

“Salesforce delivered yet another year of exceptional growth, with revenue, deferred revenue and operating cash flow all growing more than 30%, while exceeding our expectations in non-GAAP operating margin improvement,” said Marc Benioff, Chairman and CEO, Salesforce. “Salesforce reached $5 billion in annual revenue faster than any other enterprise software company and now it’s our goal to be the fastest to reach $10 billion.”

Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year 2015:

Revenue: Total Q4 revenue was $1.44 billion, an increase of 26% year-over-year, and 29% in constant currency. Subscription and support revenues were $1.35 billion, an increase of 25% year-over-year. Professional services and other revenues were $99 million, an increase of 41% year-over-year.

Full fiscal year 2015 revenue was $5.37 billion, an increase of 32% year-over-year, and 33% in constant currency. Subscription and support revenues were $5.01 billion, an increase of 31% year-over-year. Professional services and other revenues were $360 million, an increase of 46% year-over-year.

Earnings per Share: Q4 GAAP loss per share was ($0.10), and diluted non-GAAP earnings per share was $0.14. The company’s non-GAAP results exclude the effects of $152 million in stock-based compensation expense, $40 million in amortization of purchased intangibles, $8 million in net non-cash interest expense related to the company’s convertible senior notes, and are based on a projected long-term non-GAAP tax rate of 36.5%. GAAP EPS calculations are based on a basic share count of approximately 637 million shares. Non-GAAP EPS calculations are based on approximately 647 million diluted shares outstanding during the quarter.

For the full fiscal year 2015, GAAP loss per share was ($0.42), and non-GAAP diluted earnings per share was $0.52. The company’s non-GAAP results exclude the effects of $565 million in stock-based compensation expense, $155 million in amortization of purchased intangibles, $16 million in gains on sales of land and building improvements, $47 million in net non-cash interest expense related to the company’s convertible senior notes, including the related loss on conversions of our convertible 0.75% senior notes, due 2015, and are based on a projected long-term non-GAAP tax rate of 36.5%. GAAP EPS calculations are based on a basic share count of approximately 624 million shares. Non-GAAP EPS calculations are based on approximately 652 million diluted shares outstanding during the quarter, including approximately 15 million shares associated with the company’s convertible 0.75% senior notes due 2015 and related warrants.

Cash: Cash generated from operations for the fiscal fourth quarter was $332 million, an increase of 22% year-over-year. For the full fiscal year 2015, operating cash flow totaled $1.17 billion, up 34% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.89 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2015 was $3.32 billion, an increase of 32% year-over-year, and 35% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the fourth quarter at approximately $5.7 billion, up 27% year-over-year.

As of February 25, 2015, the company is initiating revenue and EPS guidance for its first quarter of fiscal year 2016, and initiating EPS guidance for its full fiscal year 2016. In addition, the company is raising its full fiscal year 2016 revenue guidance previously provided on November 19, 2014.

Q1 FY16 Guidance: Revenue for the company’s first fiscal quarter is projected to be approximately $1.485 billion to $1.505 billion, an increase of 21% to 23% year-over-year.

GAAP loss per share is expected to be in the range of ($0.04) to ($0.03), while diluted non-GAAP EPS is expected to be in the range of $0.13 to $0.14. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $138 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $40 million, net non-cash interest expense related to the 0.25% convertible senior notes, due 2018, expected to be approximately $6 million, and lease termination resulting from the first quarter purchase of an office building, expected to be a gain of approximately $42 million. EPS estimates assume a GAAP tax rate of approximately 390%, which reflects the estimated quarterly change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 653 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 668 million shares.

Full Year FY16 Guidance: Revenue for the company’s full fiscal year 2016 is projected to be approximately $6.475 billion to $6.520 billion, an increase of 20% to 21% year-over-year, which includes an FX headwind of approximately $175 to $200 million.

GAAP loss per share is expected to be in the range of ($0.16) to ($0.14) while diluted non-GAAP EPS is expected to be in the range of $0.67 to $0.69. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $617 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $158 million, gains on sales of land and building improvements of approximately $18 million, net non-cash interest expense related to the 0.25% convertible senior notes, due 2018, expected to be approximately $25 million, and lease termination resulting from the first quarter purchase of an office building, expected to be a gain of approximately $42 million. EPS estimates assume a GAAP tax rate of approximately 351%, which reflects the estimated annual change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 662 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 679 million shares.

Operating cash flow growth for the company’s full fiscal year 2016 is projected to be approximately 22% to 23% year-over-year.

The following is a per share reconciliation of GAAP EPS to diluted non-GAAP EPS guidance for the first quarter and full fiscal year:

	Fiscal 2016
	Q1	FY2016
GAAP EPS Range*	($0.04) – ($0.03)	($0.16) – ($0.14)
Plus
Amortization of purchased intangibles	$0.06	$0.23
Stock-based expense	$0.21	$0.91
Amortization of debt discount, net	$0.01	$0.04
Less
Gain on sale of land and building improvements	$—	$(0.03)
Lease termination resulting from purchase of office building	$(0.06)	$(0.06)
Income tax effects and adjustments**	$(0.05)	$(0.26)
Non-GAAP diluted EPS	$0.13 – $0.14	$0.67 – $0.69
Shares used in computing basic net income per share (millions)	653	662
Shares used in computing diluted net income per share (millions)	668	679

*	For Q1 and FY16 GAAP EPS loss, basic number of shares used for calculation.

**	The Company's non-GAAP tax provision uses a long-term projected tax rate of 36.5%.

Quarterly Conference Call

Salesforce will host a conference call at 2:00 p.m. (PST) / 5:00 p.m. (EST) to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 76220312. A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (EST) Mar. 25, 2015.

About Salesforce
Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, and termination of office leases, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded expense items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period specific items which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, for example, significant changes in the company’s geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on the sales of land and building improvements, and gains/losses on conversions of the company’s convertible senior notes, are being excluded from the company’s FY15 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, real estate activity, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as real estate activity, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q4 and FY15 and its non-GAAP estimates for Q1 and FY16:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in a private placement in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•
Non-Cash Gains/Losses on Conversion of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations. Management believes that the exclusion of the non-cash gain/loss provides investors an enhanced view of the company’s operational performance.

•	Gain on Sales of Land and Building Improvements: The Company views the non-operating gains associated with the sales of the land and building improvements at Mission Bay to be a discrete item. Management believes that the exclusion of the gains provides investors an enhanced view of the Company’s operational performance.

•
Lease Termination Resulting From Purchase of Office Building: The Company views the non-cash, one-time gain associated with the termination of its lease at 50 Fremont to be a discrete item. Management believes that the exclusion of the gains provides investors an enhanced view of the Company’s operational performance.

•
Income Tax Effects and Adjustments: During fiscal 2014, the Company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the Company’s operational performance. During fiscal 2015, the Company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the impact of the following non-cash items: Stock-Based Expenses, Amortization of Purchased Intangibles, Amortization of Debt Discount, Gains/Losses on the sales of land and building improvements, and Gains/Losses on Conversions of Debt. The projected rate also assumes no new acquisitions in the three-year period, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The non-GAAP tax rate is 36.5%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the Company operates.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense and gains/losses on the conversions of debt, gains/losses on the sales of land and building improvements, termination of operating lease, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2015 salesforce.com, inc.  All rights reserved.  Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce1, and others are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Revenues:
Subscription and support	$1,345,358	$1,075,001	$5,013,764	$3,824,542
Professional services and other	99,250	70,241	359,822	246,461
Total revenues	1,444,608	1,145,242	5,373,586	4,071,003
Cost of revenues (1)(2):
Subscription and support	258,027	198,613	924,638	711,880
Professional services and other	97,896	74,917	364,632	256,548
Total cost of revenues	355,923	273,530	1,289,270	968,428
Gross profit	1,088,685	871,712	4,084,316	3,102,575
Operating expenses (1)(2):
Research and development	205,990	173,090	792,917	623,798
Marketing and sales	736,140	639,792	2,757,096	2,168,132
General and administrative	181,371	162,576	679,936	596,719
Total operating expenses	1,123,501	975,458	4,229,949	3,388,649
Loss from operations	(34,816)	(103,746)	(145,633)	(286,074)
Investment income	2,983	1,367	10,038	10,218
Interest expense	(16,882)	(22,743)	(73,237)	(77,211)
Gain on sales of land and building improvements	0	0	15,625	0
Other income (expense)	(4,783)	1,975	(19,878)	(4,868)
Loss before benefit from (provision for) income taxes	(53,498)	(123,147)	(213,085)	(357,935)
Benefit from (provision for) income taxes	(12,267)	6,524	(49,603)	125,760
Net loss	$(65,765)	$(116,623)	$(262,688)	$(232,175)
Basic net loss per share	$(0.10)	$(0.19)	$(0.42)	$(0.39)
Diluted net loss per share	$(0.10)	$(0.19)	$(0.42)	$(0.39)
Shares used in computing basic net loss per share	637,219	607,374	624,148	597,613
Shares used in computing diluted net loss per share	637,219	607,374	624,148	597,613

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$20,006	$31,657	$90,300	$109,356
Marketing and sales	19,965	15,032	64,673	37,179

(2)	Amounts include stock-based expense, as follows:

Cost of revenues	$14,907	$12,830	$53,812	$45,608
Research and development	33,929	29,024	121,193	107,420
Marketing and sales	75,900	69,340	286,410	258,571
General and administrative	27,066	25,345	103,350	91,681

salesforce.com, inc.
Condensed Consolidated Statements of Operations
As a percentage of total revenues:
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Revenues:
Subscription and support	93%	94%	93%	94%
Professional services and other	7	6	7	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	18	17	17	18
Professional services and other	7	7	7	6
Total cost of revenues	25	24	24	24
Gross profit	75	76	76	76
Operating expenses (1)(2):
Research and development	14	15	15	15
Marketing and sales	51	56	51	53
General and administrative	13	14	13	15
Total operating expenses	78	85	79	83
Loss from operations	(3)	(9)	(3)	(7)
Investment income	0	0	0	0
Interest expense	(1)	(2)	(1)	(2)
Gain on sales of land and building improvements	0	0	0	0
Other income (expense)	0	0	0	0
Loss before benefit from (provision for) income taxes	(4)	(11)	(4)	(9)
Benefit from (provision for) income taxes	(1)	1	(1)	3
Net loss	(5)%	(10)%	(5)%	(6)%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	1%	3%	2%	3%
Marketing and sales	1	1	1	1

(2)	Stock-based expense as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	2	3	2	3
Marketing and sales	5	6	5	6
General and administrative	2	2	2	2

salesforce.com, inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31, 2015	January 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$908,117	$781,635
Short-term marketable securities	87,312	57,139
Accounts receivable, net	1,905,506	1,360,837
Deferred commissions	225,386	171,461
Prepaid expenses and other current assets	280,554	309,180
Land and building improvements held for sale	143,197	0
Total current assets	3,550,072	2,680,252
Marketable securities, noncurrent	894,855	482,243
Property and equipment, net	1,125,866	1,240,746
Deferred commissions, noncurrent	162,796	153,459
Capitalized software, net	433,398	481,917
Goodwill	3,782,660	3,500,823
Other assets, net	628,320	613,490
Restricted cash	115,015	0
Total assets	$10,692,982	$9,152,930
Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,103,335	$934,324
Deferred revenue	3,286,768	2,473,705
Convertible 0.75% senior notes, net	0	542,159
Term loan, current	0	30,000
Total current liabilities	4,390,103	3,980,188
Convertible 0.25% senior notes, net	1,070,692	1,046,930
Term loan, noncurrent	0	255,000
Revolving credit facility	300,000	0
Deferred revenue, noncurrent	34,681	48,410
Other noncurrent liabilities	922,323	757,187
Total liabilities	6,717,799	6,087,715
Temporary equity	0	26,705
Stockholders’ equity:
Common stock	651	610
Additional paid-in capital	4,604,485	3,363,377
Accumulated other comprehensive income (loss)	(24,108)	17,680
Accumulated deficit	(605,845)	(343,157)
Total stockholders’ equity	3,975,183	3,038,510
Total liabilities, temporary equity and stockholders’ equity	$10,692,982	$9,152,930

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Operating activities:
Net loss	$(65,765)	$(116,623)	$(262,688)	$(232,175)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	117,938	114,813	448,296	369,423
Amortization of debt discount and transaction costs	8,460	13,375	39,620	49,582
Gain on sales of land and building improvements	0	0	(15,625)	0
Loss on conversions of convertible senior notes	96	214	10,326	214
Amortization of deferred commissions	71,116	54,689	257,642	194,553
Expenses related to employee stock plans	151,802	136,539	564,765	503,280
Excess tax benefits from employee stock plans	(4,283)	(5,978)	(7,730)	(8,144)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(1,110,916)	(756,792)	(544,610)	(424,702)
Deferred commissions	(149,882)	(144,282)	(320,904)	(265,080)
Prepaid expenses and other current assets and other assets	11,318	90,676	45,819	105,218
Accounts payable, accrued expenses and other liabilities	204,867	97,111	159,973	(29,043)
Deferred revenue	1,097,472	787,496	798,830	612,343
Net cash provided by operating activities	332,223	271,238	1,173,714	875,469
Investing activities:
Business combinations, net of cash acquired	0	(2,570)	38,071	(2,617,302)
Proceeds from land activity, net	0	0	223,240	0
Deposit for purchase of building and land	(11,500)	0	(126,435)	0
Strategic investments	(45,820)	(13,329)	(93,725)	(31,160)
Purchases of marketable securities	(90,516)	(138,908)	(780,540)	(558,703)
Sales of marketable securities	46,552	15,814	243,845	1,038,284
Maturities of marketable securities	41,390	15,405	87,638	36,436
Capital expenditures	(85,354)	(69,849)	(290,454)	(299,110)
Net cash used in investing activities	(145,248)	(193,437)	(698,360)	(2,431,555)
Financing activities:
Proceeds from borrowings on convertible senior notes, net	0	0	0	1,132,750
Proceeds from issuance of warrants	0	0	0	84,800
Purchase of convertible note hedge	0	0	0	(153,800)
Proceeds from term loan, net	0	0	0	298,500
Proceeds from revolving credit facility, net	0	0	297,325	0
Proceeds from employee stock plans	82,428	72,502	308,989	289,931
Excess tax benefits from employee stock plans	4,283	5,978	7,730	8,144
Payments on convertible senior notes	(181,633)	(5,992)	(568,862)	(5,992)
Principal payments on capital lease obligations	(9,383)	(8,052)	(70,663)	(41,099)
Payments on term loan	0	(7,500)	(285,000)	(15,000)
Net cash provided by (used in) financing activities	(104,305)	56,936	(310,481)	1,598,234
Effect of exchange rate changes	(20,878)	(4,852)	(38,391)	(7,758)
Net increase in cash and cash equivalents	61,792	129,885	126,482	34,390
Cash and cash equivalents, beginning of period	846,325	651,750	781,635	747,245
Cash and cash equivalents, end of period	$908,117	$781,635	$908,117	$781,635

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jan 31, 2015		Oct 31, 2014		Jul 31, 2014	Apr 30, 2014	Jan 31, 2014	Oct 31, 2013
Full Time Equivalent Headcount	16,227		15,458		15,145	14,239	13,312	12,770
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,890,284	(1)	$1,827,277	(1)	$1,671,758	$1,529,888	$1,321,017	$1,085,307
Deferred revenue, current and noncurrent	$3,321,449		$2,223,977		$2,352,904	$2,324,615	$2,522,115	$1,734,619
Principal due on convertible senior notes, term loan, and revolving credit facility	$1,450,000	(3)	$1,631,635	(2)	$1,691,280	$1,712,472	$2,003,864	$2,017,356

(1)	Excludes $115.0 million and $114.9 million of restricted cash as of January 31, 2015 and October 31, 2014, respectively.

(2)	On October 6, 2014, the Company paid in full the outstanding balance of its term loan of $262.5 million and borrowed $300.0 million from its new revolving credit facility.

(3)	On January 15, 2015, the 0.75% Convertible Senior Notes matured and the Company paid in full the remaining outstanding balance which was $179.8 million as of October 31, 2014.

Selected Balance Sheet Accounts (in thousands):

	January 31, 2015	October 31, 2014	January 31, 2014
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$35,528	$45,738	$49,279
Prepaid income taxes	21,514	20,847	23,571
Customer contract asset (4)	16,620	28,073	77,368
Prepaid expenses and other current assets	206,892	192,954	158,962
	$280,554	$287,612	$309,180
Property and Equipment, net
Land and building improvements (5)	$0	$0	$297,835
Computers, equipment and software	1,171,762	1,133,701	931,171
Furniture and fixtures	71,881	69,542	58,956
Leasehold improvements	376,761	362,170	296,390
Building in progress - leased facility	125,289	102,975	40,171
	1,745,693	1,668,388	1,624,523
Less accumulated depreciation and amortization	(619,827)	(558,572)	(383,777)
	$1,125,866	$1,109,816	$1,240,746
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$96,617	$89,106	$72,915
Acquired developed technology, net of accumulated amortization	336,781	358,982	409,002
	$433,398	$448,088	$481,917
Other Assets, net
Deferred income taxes, noncurrent, net	$9,275	$8,128	$9,691
Long-term deposits	19,715	19,597	17,970
Purchased intangible assets, net of accumulated amortization	329,971	349,665	416,119
Acquired intellectual property, net of accumulated amortization	15,879	10,844	11,957
Strategic investments	175,774	132,150	92,489
Customer contract asset (4)	1,447	3,747	18,182
Other	76,259	71,032	47,082
	$628,320	$595,163	$613,490

(4)
Customer contract asset reflects future billings of amounts that were contractually committed by ExactTarget’s existing customers as of the acquisition date. As the Company bills these customers this balance will reduce and accounts receivable will increase.

(5)
During the year ended January 31, 2015, the Company sold approximately 5.2 net acres of its undeveloped real estate. As of January 31, 2015 the remaining portion of the land and building improvements, approximately 8.8 net acres, was classified as land and building improvements held for sale, which is included in current assets on the condensed consolidated balance sheet.

	January 31, 2015	October 31, 2014	January 31, 2014
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$95,537	$88,794	$64,988
Accrued compensation	457,102	339,982	397,002
Accrued other liabilities	321,032	314,311	235,543
Accrued income and other taxes payable	184,844	141,388	153,026
Accrued professional costs	16,889	17,597	15,864
Customer liability, current (6)	13,084	19,737	53,957
Accrued rent	14,847	14,133	13,944
	$1,103,335	$935,942	$934,324
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$94,396	$106,759	$108,760
Customer liability, noncurrent (6)	1,026	2,546	13,953
Financing obligation, building in progress - leased facility	125,289	102,975	40,171
Long-term lease liabilities and other	701,612	703,530	594,303
	$922,323	$915,810	$757,187

(6)	Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.
Selected Off-Balance Sheet Account

	January 31, 2015	October 31, 2014	January 31, 2014
Unbilled Deferred Revenue, a non-GAAP measure	$ 5.7bn	$ 5.4bn	$ 4.5bn
Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.
The balances exclude the remaining amount related to the fair value of unbilled deferred revenue associated with the acquisition of ExactTarget, which was initially recorded as part of business combination accounting, because these amounts are reflected on the balance sheet under “accounts payable, accrued expenses and other liabilities” and “other noncurrent liabilities”.
Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended January 31, 2015	Fiscal Year Ended January 31, 2015
Sales Cloud	$631.3	$2,443.0
Service Cloud	367.1	1,320.2
Salesforce1 Platform and Other	206.6	745.3
Marketing Cloud	140.4	505.3
	$1,345.4	$5,013.8

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Total revenues by geography (in thousands):
Americas	$1,055,675	$820,794	$3,868,329	$2,899,837
Europe	254,595	209,757	984,919	741,220
Asia Pacific	134,338	114,691	520,338	429,946
	$1,444,608	$1,145,242	$5,373,586	$4,071,003
As a percentage of total revenues:
Total revenues by geography:
Americas	73%	72%	72%	71%
Europe	18	18	18	18
Asia Pacific	9	10	10	11
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended January 31, 2015 compared to Three Months Ended January 31, 2014	Three Months Ended October 31, 2014 compared to Three Months Ended October 31, 2013	Three Months Ended January 31, 2014 compared to Three Months Ended January 31, 2013
Americas	29%	29%	41%
Europe	32%	34%	35%
Asia Pacific	27%	25%	24%
Total growth	29%	30%	38%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	January 31, 2015 compared to January 31, 2014	October 31, 2014 compared to October 31, 2013	January 31, 2014 compared to January 31, 2013
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	35%	31%	36%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Weighted-average shares outstanding for basic earnings per share	637,219	607,374	624,148	597,613
Effect of dilutive securities (1):
Convertible 0.75% senior notes	0	16,373	5,381	14,550
Warrants associated with the convertible 0.75% senior note hedges	0	12,391	9,536	9,658
Employee stock awards	10,067	14,227	12,469	13,867
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	647,286	650,365	651,534	635,688

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and twelve months ended January 31, 2015 and 2014 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Operating cash flow
GAAP net cash provided by operating activities	$332,223	$271,238	$1,173,714	$875,469
Less:
Capital expenditures	(85,354)	(69,849)	(290,454)	(299,110)
Free cash flow	$246,869	$201,389	$883,260	$576,359
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements, building in progress - leased facilities, and strategic investments.
Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Net loss	$(65,765)	$(116,623)	$(262,688)	$(232,175)
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other losses	(27,400)	(3,329)	(43,276)	(4,930)
Unrealized gains on investments	4,543	6,732	1,488	8,120
Other comprehensive income (loss), before tax	(22,857)	3,403	(41,788)	3,190
Tax effect	0	(2,529)	0	(2,647)
Other comprehensive income (loss), net of tax	(22,857)	874	(41,788)	543
Comprehensive loss	$(88,622)	$(115,749)	$(304,476)	$(231,632)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected GAAP results reconciled to non-GAAP results
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Gross profit
GAAP gross profit	$1,088,685	$871,712	$4,084,316	$3,102,575
Plus:
Amortization of purchased intangibles (a)	20,006	31,657	90,300	109,356
Stock-based expense (b)	14,907	12,830	53,812	45,608
Non-GAAP gross profit	$1,123,598	$916,199	$4,228,428	$3,257,539
Operating expenses
GAAP operating expenses	$1,123,501	$975,458	$4,229,949	$3,388,649
Less:
Amortization of purchased intangibles (a)	(19,965)	(15,032)	(64,673)	(37,179)
Stock-based expense (b)	(136,895)	(123,709)	(510,953)	(457,672)
Non-GAAP operating expenses	$966,641	$836,717	$3,654,323	$2,893,798
Income from operations
GAAP loss from operations	$(34,816)	$(103,746)	$(145,633)	$(286,074)
Plus:
Amortization of purchased intangibles (a)	39,971	46,689	154,973	146,535
Stock-based expense (b)	151,802	136,539	564,765	503,280
Non-GAAP income from operations	$156,957	$79,482	$574,105	$363,741
Non-operating income (loss) (c)
GAAP non-operating loss	$(18,682)	$(19,401)	$(67,452)	$(71,861)
Plus:
Amortization of debt discount, net	7,738	12,589	36,575	46,728
Loss on conversion of debt	96	214	10,326	214
Less:
Gain on sales of land and building improvements	0	0	(15,625)	0
Non-GAAP non-operating loss	$(10,848)	$(6,598)	$(36,176)	$(24,919)
Net income
GAAP net loss	$(65,765)	$(116,623)	$(262,688)	$(232,175)
Plus:
Amortization of purchased intangibles (a)	39,971	46,689	154,973	146,535
Stock-based expense (b)	151,802	136,539	564,765	503,280
Amortization of debt discount, net	7,738	12,589	36,575	46,728
Loss on conversion of debt	96	214	10,326	214
Less:
Gain on sales of land and building improvements	0	0	(15,625)	0
Income tax effects and adjustments	(41,063)	(32,422)	(146,741)	(242,729)
Non-GAAP net income	$92,779	$46,986	$341,585	$221,853

Three Months Ended January 31,		Fiscal Year Ended January 31,
2015	2014	2015	2014

Diluted earnings per share
GAAP diluted loss per share (d)	$(0.10)	$(0.19)	$(0.42)	$(0.39)
Plus:
Amortization of purchased intangibles	0.06	0.07	0.24	0.23
Stock-based expense	0.23	0.21	0.87	0.79
Amortization of debt discount, net	0.01	0.02	0.06	0.07
Loss on conversion of debt	0.00	0.00	0.02	0.00
Less:
Gain on sales of land and building improvements	0.00	0.00	(0.02)	0.00
Income tax effects and adjustments	(0.06)	(0.04)	(0.23)	(0.35)
Non-GAAP diluted earnings per share	$0.14	$0.07	$0.52	$0.35
Shares used in computing diluted net income per share	647,286	650,365	651,534	635,688

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Cost of revenues	$20,006	$31,657	$90,300	$109,356
Marketing and sales	19,965	15,032	64,673	37,179
	$39,971	$46,689	$154,973	$146,535

b)	Stock-based expense was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Cost of revenues	$14,907	$12,830	$53,812	$45,608
Research and development	33,929	29,024	121,193	107,420
Marketing and sales	75,900	69,340	286,410	258,571
General and administrative	27,066	25,345	103,350	91,681
	$151,802	$136,539	$564,765	$503,280

c)	Non-operating income (loss) consists of investment income, interest expense and other expense.

d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
GAAP Basic Net Loss Per Share
Net loss	$(65,765)	$(116,623)	$(262,688)	$(232,175)
Basic net loss per share	$(0.10)	$(0.19)	$(0.42)	$(0.39)
Shares used in computing basic net loss per share	637,219	607,374	624,148	597,613
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$92,779	$46,986	$341,585	$221,853
Basic Non-GAAP net income per share	$0.15	$0.08	$0.55	$0.37
Shares used in computing basic net income per share	637,219	607,374	624,148	597,613
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
GAAP Diluted Net Loss Per Share
Net loss	$(65,765)	$(116,623)	$(262,688)	$(232,175)
Diluted net loss per share	$(0.10)	$(0.19)	$(0.42)	$(0.39)
Shares used in computing diluted net loss per share	637,219	607,374	624,148	597,613
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$92,779	$46,986	$341,585	$221,853
Diluted Non-GAAP net income per share	$0.14	$0.07	$0.52	$0.35
Shares used in computing diluted net income per share	647,286	650,365	651,534	635,688